                                                      Exhibit 23(j)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 33-68090 on Form N-1A of Lord Abbett Investment Trust of our reports dated January 23, 2004 on the financial statements of Lord Abbett Investment Trust for the year ended November 30, 2003 and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information, all of which are part of this Registration Statement.

/s/ Deloitte & Touche LLP


New York, New York
March 29, 2004